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                                                                    EXHIBIT 10.4


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


JUNE 10, 1999

281,150 shares                                               Warrant No. 2



                                   eSOFT, INC.
                             STOCK PURCHASE WARRANT

Registered Owner:  Brown Simpson Strategic Growth Fund, L.P.

         This certifies that, for value received, eSOFT, Inc., a Delaware corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

         1. ISSUE. Upon tender (as defined in Section 5) to the Company, the Company, within three (3) Business Days of the date thereof, shall issue to the Registered Owner, or assigns, up to the number of shares specified in Section 2 of fully paid and nonassessable shares of Common Stock that the Registered Owner, or assigns, is otherwise entitled to purchase.

         2. NUMBER OF SHARES. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant (the "Warrant Shares") is 281,150 shares, subject to adjustment from time to time as set forth in Section 6. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all exercise, conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the purchase and the issuance of the shares, and shall not have any legend or restrictions on resale, except as required by Section 3.1(b) of the Purchase Agreement.

         3. EXERCISE PRICE. The initial per share exercise price of this Warrant, representing the price per share at which the shares of stock issuable upon exercise of this Warrant may be purchased, is $4.499375 (the "Exercise Price").

         4. EXERCISE PERIOD. This Warrant may be exercised from the Closing Date (as defined in the Purchase Agreement) up to and including June 10, 2002 (the "Exercise Period").


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Except as otherwise provided herein, if this Warrant is not exercised during the
Exercise Period, this Warrant and all rights granted under this Warrant shall expire and lapse.

         5. TENDER; ISSUANCE OF CERTIFICATES.

             a. This Warrant may be exercised, in whole or in part, by (i) actual delivery of (a) the Exercise Price in cash, (b) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and (c) by surrender of this Warrant, or (ii) if the resale of the Warrant Shares by the Registered Owner is not then registered pursuant to an effective registration statement under the Securities Act, delivery to the Company of a written notice of an election to effect a Cashless Exercise (as defined below) for the Warrant Shares specified in the Warrant Exercise Form. The Warrant Shares so purchased shall be deemed to be issued to the Registered Owner as of the close of business on the date on which this Warrant shall have been surrendered, the completed Warrant Exercise Form shall have been delivered and payment shall have been made for such shares as set forth above. The payment and Warrant Exercise Form must be delivered to the registered office of the Company either in person or as set forth in Section 14.

             b. Commencing one hundred twenty (120) days from the Filing Date (as defined in the Registration Rights Agreement), if, and only if, at the time of exercise of this Warrant, the Warrant Shares are not saleable pursuant to an effective registration statement, then in addition to the exercise of all or any part of this Warrant by payment of the Exercise Price in cash as provided above, and in lieu of such payment, the Registered Owner shall have the right to effect a cashless exercise (a "Cashless Exercise"). In the event of a Cashless Exercise, the Registered Owner may exercise this ------------------- Warrant in whole or in part by surrendering this Warrant in exchange for the number of shares of Common Stock equal to the product of (x) the number of shares as to which this Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the Per Share Market Value of the Common Stock less the Exercise Price then in effect and the denominator of which is the Per Share Market Value (in each case adjusted for fractional shares as herein provided).

             c. In lieu of physical delivery of this Warrant, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer (FAST) program, upon request of the Registered Owner and in compliance with the provisions hereof, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Registered Owner by crediting the account of the Registered Owner's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.

             d. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Exercise Form, shall be delivered to


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         the Registered Owner within a reasonable time, not exceeding three (3)
         Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Registered Owner and shall be registered in the name of the Registered Owner or such other name as shall be designated by such Registered Owner. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Registered Owner a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

         6. ADJUSTMENT OF EXERCISE PRICE.

             a. Common Stock Dividends; Common Stock Splits; Reverse Common Stock Splits. If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price thereafter shall be determined by multiplying the Exercise Price by a fraction the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event and the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event. Any adjustment made pursuant to this Section 6(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

             b. Rights; Warrants. If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all of the holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Exercise Price, the Exercise Price shall thereafter be determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at the Exercise Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.


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         Upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 6(b), if any right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed to the Exercise Price which would have been in effect had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of (i) that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised and (ii) such number of shares of Common Stock were issued and sold for the consideration actually received by the Company upon the actual exercise of such rights and warrants plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights or warrants.

             c. Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall distribute to all of the holders of Common Stock evidence of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 6(a) and (b) above) ("Subscription Rights"), then in each such case the Exercise Price at which the Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and the numerator of which shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent (10%) of the net assets of the Company, such fair market value shall be determined by an Appraiser selected in good faith by the Registered Owner of this Warrant, whose fees and expenses shall be paid by the Company; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. Upon the expiration or termination of any such Subscription Rights, the Exercise Price of this Warrant to the extent in any way affected by or computed using such Subscription Rights, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such Subscription Rights.

             d. Rounding. All calculations under this Section 6 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

             e. Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to Sections 6(a), (b) or (c), the Company shall promptly deliver to the Registered Owner


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         a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             f. Redemption Events.

                 (i) The following are "Redemption Events" under this Section
             6(f): (A) any reclassification of the Common Stock; (B) any Change of Control (as such term is defined in the Purchase Agreement); (C) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property; (D) any suspension from listing or delisting of the Common Stock from the Nasdaq or any Subsequent Market (as defined in the Debentures) on which the Common Stock is listed for a period of five (5) consecutive days; (E) the Company's notice to any registered owner of the Warrants, including by way of public announcement, at any time, of its intention, for any reason, not to comply with proper requests for the exercise of any such Warrants; or (F) a breach by the Company of any representation, warranty, covenant or other term or condition of the Purchase Agreement, the Registration Rights Agreement, the Debentures, this Warrant or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least twenty (20) Business Days after the Company knows or reasonably should have known of the existence of such breach. On and after the date of any Redemption Event, the Registered Owner shall have the option to require the Company to redeem (the "Redemption Right") in cash and subject to the terms of payment provisions set forth below, from funds legally available therefor at the time of such redemption, this Warrant at an aggregate price (the "Redemption Price") equal to the product of (i) the Average Price immediately preceding the effective date, the date of the closing, date of occurrence or the date of the notice, as the case may be, of the Redemption Event triggering such Redemption Right minus the Exercise Price in effect immediately prior to such date and (ii) the number of shares of Common Stock of the Company for which this Warrant could have been exercised immediately prior to such Redemption Event. After the occurrence of a Redemption Event specified in clauses (A), (B) or
             (C), the Registered Owner shall have the right at his or its option, in lieu of the Redemption Right, to exercise this Warrant for shares of stock or other securities, cash or property receivable upon or deemed to be held by holders of Common Stock following such Redemption Event; the Registered Owner shall be entitled following such Redemption Event (upon exercise of this Warrant and payment of the applicable Exercise Price) to receive such amount of securities, cash or property as if the Registered Owner had held the shares of the Common Stock for which this Warrant could have been exercised immediately prior to such Redemption Event (without taking into account any limitations or restrictions on


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             the exercisability of this Warrant). In the case of a Redemption
             Event specified in clauses (A), (B) or (C), the Company shall not effect any such Redemption Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered and reasonably satisfactory to, the Registered Owner of this Warrant, (x) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant), (y) the obligations of the Company under this Warrant and (z) the obligation to deliver to the Registered Owner such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this
             Section 6(f), the Registered Owner may be entitled to receive. Nothing in this Section 6(f) shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by the Purchase Agreement. This provision shall similarly apply to successive Redemption Events.

                 (ii) Payment of Redemption Price. The Company shall pay the applicable Redemption Price to the Registered Owner of the Warrants being redeemed in cash on the date which is not more than three (3) Business Days after the Registered Owner exercises its Redemption Right by written notice to the Company (the "Redemption Date"). If the Company shall fail to pay the applicable Redemption Price to such Registered Owner on the Redemption Date, in addition to any remedy such Registered Owner may have under this Warrant and the Purchase Agreement, such unpaid amount shall bear interest at the rate of 1.25% per month until it is paid in full. Until the Company pays such unpaid applicable Redemption Price in full to each Registered Owner, each Registered Owner of Warrants submitted for redemption pursuant to this Section 6(f) and for which the applicable Redemption Price has not been paid, shall have the option, in lieu of redemption, (A) to require the Company to promptly return to such Registered Owner all of the Warrants that were submitted for redemption by such Registered Owner under this
             Section 6(f) and for which the applicable Redemption Price has not been paid or (B) to exercise those Warrants for which the applicable Redemption Price has not been paid at the then applicable Exercise Price.

             g. Reclassification, Etc.  If:

                 (i) the Company shall declare a dividend (or any other
             distribution) on its Common Stock; or

                 (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or


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                 (iii) the Company shall authorize the granting to the holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or any rights; or

                 (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or other property; or

                 (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

         then, the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Registered Owner, at least ten (10) Business Days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

             h. Adjustment to Exercise Price. If the Company, at any time while this Warrant is outstanding, takes any of the actions described in this
         Section 6(h), then, in order to prevent dilution of the rights granted under this Warrant, the Exercise Price will be subject to adjustment from time to time as provided in this Section 6(h).

                  (i) Adjustment of Exercise Price upon Issuance of Additional
             Securities. If at any time while this Warrant is outstanding the Company issues or sells, or is deemed to have issued or sold, or in any manner grants any shares of Common Stock, rights or options to subscribe for or to purchase Common Stock ("Options"), or in any manner issues or sells any stock or other securities convertible into or exercisable or exchangeable for Common Stock ("Convertible Securities", and collectively with the Common Stock and Options, "Additional Securities") (other than (1) the Underlying Shares or shares of Common Stock reserved for issuance or deemed to have been issued by the Company in


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             connection with an Approved Stock Plan, (2) the shares of Common
             Stock issuable upon the exercise of any options or warrants outstanding on the date hereof and listed in Schedule 2.1(c) of the Purchase Agreement, (3) the securities to be issued in the transactions set forth on such Schedule 2.1(c), (4) the shares of Common Stock issued or deemed to have been issued as consideration for an acquisition by the Company of a division, assets or business (or stock constituting any portion thereof) from another Person,
             (5) the shares of Common Stock issued or deemed to have been issued in connection with collaborative or strategic partner transactions, provided such issuances are for other than primarily equity financing purposes, (6) the shares of Common Stock issued or deemed to have been issued in connection with any equipment leasing arrangement or debt financing from a bank or similar financial institution or (7) the shares of Common Stock issued to the holders of the Debentures in lieu of cash interest payments) for an effective consideration per share of Common Stock less than the Exercise Price in effect immediately prior to such issuance, sale or grant, then immediately after such issue, sale or grant, the Exercise Price then in effect shall be reduced to equal the Exercise Price determined by dividing (x) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such issue, sale or grant by the number of shares of Common Stock outstanding and deemed outstanding (pursuant to this Section 6(h)) immediately prior to such issue, sale or grant, plus (II) the consideration, if any, received or deemed to be received by the Company upon such issue, sale or grant, by (y) the number of shares of Common Stock outstanding and deemed outstanding (pursuant to this Section 6(h)) immediately after such issue, sale or grant.

                  (A) Change in Option Price or Rate of Conversion. If there is a change at any time in (i) the purchase price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then the Exercise Price in effect at the time of such change shall be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

                  (B) Expiration of Options or Convertible Securities. Upon the
             expiration of any Options or Convertible Securities the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section 6(h), if any Option or Convertible Security shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed to the Exercise Price which would have been in effect had the adjustment of the Exercise Price made upon the issuance of such Options or Convertible Securities


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             been made on the basis that (1) the only shares of Common Stock so issued were that number of shares of Common Stock actually purchased upon the exercise of such Options and the conversion of such Convertible Securities and (2) such shares of Common Stock were issued and sold for the consideration actually received by the Company upon such exercise or conversion plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such Options or Convertible Securities.

                  (C) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under this Section 6(h)(i), the following shall be applicable:

                       (I) Calculation of Consideration Received. In the case of
                  the issuance of any Options or Convertible Securities constituting Additional Securities, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such Options or Convertible Securities plus the additional minimum consideration, if any, to be received by the Company upon the exercise, conversion or exchange thereof. If any Additional Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount of such cash, without any deduction being made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith. In case any Additional Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Average Price of such security on the Trading Day immediately preceding the date of receipt thereof. In case any Additional Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Additional Securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the registered owners of a majority of the Underlying Shares of Warrants then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within forty-eight (48) hours of the tenth (10th) day following the Valuation Event by an Appraiser selected in good faith by the Company and agreed upon in good faith by the holders of a majority of the Underlying Shares of Warrants then outstanding. The


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                  determination of such Appraiser shall be final and binding upon all parties absent manifest error.

                       (II) Integrated Transactions. In case any Option is
                  issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $0.01.

                       (III) Treasury Shares. The number of shares of Common
                  Stock outstanding at any given time does not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

                       (IV) Record Date. If the Company takes a record of the
                  holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Additional Securities or (2) to subscribe for or purchase Additional Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                       (V) Certain Events. If any event occurs of the type
                  contemplated by the provisions of this Section 6(h)(i) (subject to the exceptions stated therein) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Registered Owner, or assigns, of this Warrant; provided, however, that no such adjustment will increase the Exercise Price as otherwise determined pursuant to this
                  Section 6(h).

                  (ii) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in this
             Section 6, this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing (A) the product of the aggregate number of shares covered by this Warrant immediately prior to such adjustment and the Exercise Price in effect immediately prior to such adjustment of the Exercise Price by (B) the Exercise Price in effect immediately after such adjustment of the Exercise Price.


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         7. COMPANY CALL OPTION.

              a. Company Call Option. This Warrant may be called in whole or in part at the option of the Company from time to time, subject to the following conditions, including the conditions set forth in Section 7(b) (the "Company Call Option"), if the Per Share Market Value of the Common Stock for thirty (30) consecutive Trading Days exceeds two hundred percent (200%) of the then effective Exercise Price.

              b. Company Call Option Notice. Subject to the conditions set forth in Section 7(a), so long as (i) no Event of Default (or any event that with the passage of time or giving of notice or both would constitute an Event of Default) shall have occurred and be continuing, (ii) any Registration Statement required to be filed and be effective pursuant to the Registration Rights Agreement is then in effect and (iii) the Company has a sufficient number of authorized shares of Common Stock reserved for issuance upon full exercise of the outstanding Warrants, the Company may call the Warrants by delivering a written notice to the Registered Owner (a "Company Call Option Notice"). Forty (40) days after delivery to the Registered Owner of the Company Call Option Notice by the Company, the Warrants will expire unless previously exercised by the Registered Owner by such date.

         8. NASDAQ LIMITATION. If on any date (the "Determination Date") (a) the Common Stock is listed for trading on the Nasdaq National Market or the Nasdaq SmallCap Market, (b) the Exercise Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon exercise in full of the then outstanding Warrants as if all such Warrants were exercised on such Determination Date (without regard to any limitations on exercise) together with all other shares of Common Stock that would be integrated with such shares would equal or exceed twenty percent (20%) of the number of shares of the Common Stock outstanding immediately prior to the Closing Date (the "Issuable Maximum") and (c) the Company shall not have previously obtained the vote of the shareholders of the Company (the "Shareholder Approval"), if any, as may be required by the applicable rules and regulations of the Nasdaq National Market or the Nasdaq SmallCap Market (or any successor entity) to approve the issuance of shares of Common Stock in excess of the Issuable Maximum in a private placement whereby shares of Common Stock are deemed to have been issued at a price that is less than the greater of book value or fair market value of the Common Stock, then with respect to the Warrants then held by the Registered Owners for which an exercise would result in an issuance of shares of Common Stock in excess of such Registered Owner's pro rata allocation (as described below) or the Issuable Maximum (the "Excess Shares") the Company may elect to repurchase such Excess Shares by payment in cash to the Registered Owners an amount equal to the product of (i) the Average Price less the Exercise Price and (ii) the number of outstanding Warrant Shares underlying the Excess Shares (the "Repurchase Amount"). Any such election by the Company must be made in writing to the Registered Owners within two (2) Trading Days after the first such Determination Date and the payment of such Repurchase Amount shall be made in full to the Registered Owners with ten (10) Business Days after the date such notice is delivered. If the Company does not deliver timely a notice of its election to repurchase under this Section or shall, if it shall have delivered such a notice, fail to pay the Repurchase Amount hereunder within ten (10) Business Days thereafter, then the holders of a majority of the

Warrants then outstanding shall have the option by written notice to the Company, if applicable, to declare any such notice given by the Company, if given, to be null and void and require the Company to either: (A) use its best efforts to obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the sixtieth (60th) day after such request unless the Company has previously used its best efforts, but has failed, to obtain such approval (provided, that if the Company shall fail to obtain the Shareholder Approval during such 60-day period, the Registered Owner may demand the cash payment set forth in (B)) herein or (B) pay cash to such Registered Owner, within five (5) Business Days of such Registered Owner's notice, in an amount equal to the Repurchase Amount for such Registered Owner's portion of the Excess Shares. The payment of the Repurchase Amount to each Registered Owner pursuant to this Section shall be determined on a pro rata basis based upon the number of Warrants held by such Registered Owner on the Determination Date which is in excess of the pro rata allocation of the Issuable Maximum. If the Company fails to pay such Repurchase Amount in full pursuant to this Section 8 within five (5) Business Days after the date payable, the Company will pay interest thereon at a rate of twenty percent (20%) per annum to the exercising Registered Owner, accruing interest daily from the date of exercise until such amount, plus all such interest thereon, if any, is paid in full. Until the Company has received the Shareholder Approval no Registered Owner of the Warrants shall be issued, upon exercise of the Warrants, shares of Common Stock in an amount greater than such Registered Owner's allocated portion of the Issuable Maximum.

                  In no event shall the Company be required to issue shares of Common Stock upon the exercise of a Warrant if such issuance would violate the rules of the Nasdaq.

         9. RESTRICTION ON EXERCISE BY EITHER THE REGISTERED OWNER OR THE COMPANY. Notwithstanding anything herein to the contrary, in no event shall any Registered Owner or the Company have the right or be required to exercise this Warrant if as a result of such exercise the aggregate number of shares of Common Stock beneficially owned by such Registered Owner and its Affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 9, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The provisions of this Section 9 may be waived by a Registered Owner as to itself (and solely as to itself) upon not less than sixty-five (65) days, prior written notice to the Company, and the provisions of this Section 9 shall continue to apply until such 65th day (or later, if stated in the notice of waiver).

         10. OFFICER'S CERTIFICATE. Whenever the number of shares purchasable upon exercise shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted number of shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by any Registered Owner of the Warrants and the Company shall, forthwith after each such adjustment, deliver a copy of such certificate to the each of the Registered Owners.

         11. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. As used in this Warrant, the following terms have the following meanings:

         "Additional Securities" has the meaning assigned to it in Section 6(h)(i).

         "Affiliate" has the meaning set forth in Rule 12b-2 of the Exchange
Act.

         "Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing.

         "Approved Stock Plan" shall mean any contract, plan or agreement which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant.

         "Average Price" has the meaning set forth in the Debentures.

         "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

         "Cashless Exercise" has the meaning assigned to it in Section 5(b).

         "Closing" has the meaning set forth for "First Closing" as in Section 1.2(a) of the Purchase Agreement.

         "Common Stock" means the shares of the Company's Common Stock, par value $0.01 per share.

         "Company" means eSOFT, Inc., a Delaware corporation.

         "Company Call Option" has the meaning assigned to it in Section 7(a).

         "Company Call Option Notice" has the meaning assigned to it in Section 7(b).

         "Convertible Securities" has the meaning assigned to it in Section 6(h)(i).

         "Debentures" means the 5% convertible debentures sold pursuant to the Purchase Agreement.

         "Determination Date" has the meaning assigned to it in Section 8.

         "Distribution Date" has the meaning assigned to it in Section 22.

         "DTC" has the meaning assigned to it in Section 5(c).

         "Event of Default" has the meaning assigned to it in Section 3.1 of the Debenture.

         "Excess Shares" has the meaning assigned to it in Section 8.

         "Exercise Period" has the meaning assigned to it the Section 4.

         "Exercise Price" has the meaning assigned to it in Section 3.

         "Issuable Maximum" has the meaning assigned to it in Section 8.

         "Options" has the meaning assigned to it in Section 6(h)(i).

         "Per Share Market Value" means on any particular date (i) the closing bid price per share of the Common Stock on such date (as reported by Bloomberg Information Services, Inc., or any successor reporting service) on the Nasdaq or, if the Common Stock is not then quoted on the Nasdaq, any Subsequent Market on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, (ii) if the Common Stock is not listed then on the Nasdaq or any Subsequent Market, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date or (iii) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant, whose fees and expenses shall be borne by the Company; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select, in good faith, an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

         "Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 10, 1999, among the Company and the Purchasers.

         "Purchaser" has the meaning set forth in the Purchase Agreement.

         "Redemption Date" has the meaning assigned to it in Section 6(f).

         "Redemption Event" has the meaning assigned to it in Section 6(f).

         "Redemption Price" has the meaning assigned to it in Section 6(f).

         "Redemption Right" has the meaning assigned to it in Section 6(f).

         "Registered Owner" means the person identified on the face of this Warrant as the registered owner hereof or such other person as shown on the records of the Company as being the registered owner of this Warrant.

         "Registrable Securities" has the meaning assigned to it in the Registration Rights Agreement.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of June 10, 1999, among the Company and the Purchasers.

         "Repurchase Amount" has the meaning assigned to it in Section 8.

         "Rights" has the meaning assigned to it in Section 22.

         "Shareholder Approval" has the meaning assigned to it in Section 8.

         "Subscription Rights" has the meaning assigned to it in Section 6(c).

         "Subsequent Market" means the New York Stock Exchange, American Stock Exchange or Nasdaq National Market.

         "Trading Day(s)" means any day on which the primary market on which shares of Common Stock are listed is open for trading.

         "Underlying Shares" has the meaning assigned to it in Section 2.1(d) of the Purchase Agreement.

         "Valuation Event" has the meaning assigned to it in Section 6(h)(i)(C)(I).

         "Warrant(s)" means the warrants issuable at the Closing.

         "Warrant Shares" has the meaning assigned to it in Section 2.

         12. REGISTRATION RIGHTS. The Company will undertake the registration of the Common Stock into which the Warrants are exercisable at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement.

         13. RESERVATION OF WARRANT SHARES; LISTING. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, free from preemptive rights, solely for the purpose of issue upon exercise of the Warrants as herein provided, such number of shares of the Common Stock as shall then be issuable upon the exercise of all outstanding Warrants into Common Stock. As set forth in the Purchase Agreement, the Company shall take all steps necessary to cause the shares of Common Stock issuable upon exercise of this Warrant to be listed upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

         14. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received before 7:00 p.m. EST where such notice is received) or the first business day following such delivery (if received on or after 7:00 p.m. EST where such notice is received) or (c) one (1) business day after deposit with a nationally recognized overnight courier, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

                  (i)      If to the Company:

                           eSOFT, Inc.
                           295 Interlocken Blvd., #500
                           Broomfield, Colorado 80021
                           Attention:  Mr. Jeffrey F. Finn
                                        President and Chief Executive Officer
                           Telephone:  (303) 444-1600
                           Facsimile:  (303) 444-1640

                           with a copy to:

                           Cooley Godward LLP
                           2595 Canyon Boulevard, Suite 250
                           Boulder, Colorado 80302
                           Attention:  James H. Carroll, Esq.
                           Telephone:  (303) 546-4024
                           Facsimile:  (303) 546-4099

                  (ii)     If to the Registered Owner:

                           Brown Simpson Strategic Growth Fund, L.P.
                           152 West 57th Street, 40th Floor
                           New York, New York  10029
                           Attention:  Paul Gustus
                           Telephone:  (212) 247-8200
                           Facsimile:   (212) 247-1329

                           with a copy to:

                           Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention:  James E. Kaye, Esq.
                           Telephone:  (212) 872-1000
                           Facsimile:  (212) 872-1002

Each party shall provide written notice to the other parties of any change in address or facsimile number in accordance with the provisions hereof.

         15. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Company covenants that if any shares of Common Stock required to be reserved for purposes of the exercise of Warrants hereunder require registration with or approval of any governmental authority under any federal or state law, or any national securities exchange or automated quotation system, before such shares may be issued upon exercise, the Company will use its best efforts to cause such shares to be duly registered or approved, as the case may be.

         16. FRACTIONAL SHARES. Upon any exercise hereunder, the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Registered Owner shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

         17. PAYMENT OF TAX UPON ISSUE OF TRANSFER. The issuance of certificates for shares of the Common Stock upon exercise of the Warrants shall be made without charge to the Registered Owners thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involving the issuance and delivery of any such certificate upon exercise in a name other than that of the Registered Owner of such Warrant so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         18. WARRANTS OWNED BY COMPANY DEEMED NOT OUTSTANDING. In determining whether the holders of the outstanding Warrants have concurred in any direction, consent or waiver under this Warrant, Warrants which are owned by the Company or any of its Affiliates (other than any holder or transferees or successors or assigns thereof if such holder is deemed to be an Affiliate solely by reason of its holding of such Warrants) shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that any Warrants owned by the Purchasers shall be deemed outstanding for purposes of making such a determination. Any Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Company the pledgee's right so to act with respect to such Warrants and that the pledgee is not the Company or any of its Affiliates (other than any holder or transferees or successors or assigns thereof if such holder is deemed to be an Affiliate solely by reason of its holding of such Warrants).

         19. EFFECT OF TITLES AND HEADINGS; REFERENCES. The titles and headings herein are for convenience only and shall not affect the construction hereof. References herein to Sections are to Sections of this Warrant, unless otherwise expressly provided.

         20. NO RIGHTS AS STOCKHOLDER. This Warrant shall not entitle the Registered Owner to any rights as a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent exercised for shares of Common Stock in accordance with the terms hereof.

         21. CERTAIN ACTIONS PROHIBITED. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the holder of this Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         22. SHAREHOLDER RIGHTS PLAN. Notwithstanding the foregoing, in the event that the Company shall distribute "poison pill" rights pursuant to a "poison pill" shareholder rights plan (the "Rights"), the Company shall, in lieu of making any adjustment pursuant to Section 6, make proper provision so that each Registered Owner who exercises a Warrant after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, a number of Rights to be determined as follows: (i) if such exercise occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such

Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon such exercise at the time of such exercise would be entitled in accordance with the terms and provisions of and applicable to the Rights; and
(ii) if such exercise occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights, and in each case subject to the terms and conditions of the Rights.

         23. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon and inure to the benefit of the Registered Owner and its assigns, and shall be binding upon any Person succeeding to the Company by merger or acquisition of all or substantially all of the assets of the Company. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Owner. The Registered Owner may assign this Warrant without the prior written consent of the Company.

         24. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                                eSOFT, INC.


                                By: /s/ Jeffrey Finn
                                   --------------------------------------------
                                Name:   Jeffrey Finn
                                     ------------------------------------------
                                Title:  President and Chief Executive Officer
                                      -----------------------------------------

                                    EXHIBIT A

                              Warrant Exercise Form

TO:      eSOFT, INC.

         The undersigned hereby: (1) irrevocably elects to subscribe for and offers to purchase _______ shares of Common Stock of eSOFT, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1999;
(2) encloses a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below; or

         The undersigned hereby: (1) irrevocably elects to exchange Warrant(s) to purchase _______ shares of Common Stock of eSOFT, Inc., pursuant to Warrant No. ___ heretofore issued to ___________________ on ____________, 1999; (2)
encloses Warrant(s) as a payment of $__________ for these shares at a price of $____ per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

                  Date:
                                          ---------------------------------

                  Investor Name:
                                          ---------------------------------

                  Taxpayer Identification
                                          ---------------------------------

                  Number:
                                          ---------------------------------

                  By:
                                          ---------------------------------

                  Printed Name:
                                          ---------------------------------

                  Title:
                                          ---------------------------------

                  Address:
                                          ---------------------------------

                                          ---------------------------------

                                          ---------------------------------

                  Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.